EXHIBIT 99.2

NEWS FROM:
REYNOLDS METALS COMPANY
Public Relations Staff
Richmond, VA  23261-7002
CONTACT:  Drew Lybrook
Telephone:     (804) 281-2965
Home:          (804) 360-5736





                                             FOR IMMEDIATE RELEASE:
                                             August 26, 1994


                REYNOLDS METALS COMPANY COMPLETES PURCHASE
                OF ALUMAX INC. METALS DISTRIBUTION BUSINESS


     RICHMOND, Va. -- Reynolds Metals Company (NYSE & CHX: RLM) said today that it has completed the purchase of the metals distribution business of Alumax Inc.'s (NYSE: AMX) wholly owned subsidiary, Prime Metals, Inc. The two companies announced the proposed transaction in June. Terms of the sale were not disclosed.

     Prime Metals distributed aluminum and stainless steel mill products through six facilities located in Atlanta; Dallas; Cleveland; Detroit and Grand Rapids, Mich.; and Kansas City, Mo.

     Reynolds intends to operate the business as part of its Reynolds Aluminum Supply Company (RASCO) division, which is the largest aluminum distributor in the country with 24 locations nationwide. The company also processes and distributes stainless steel and nickel-alloy mill products.

     "With its strong customer focus in the transportation, construction, food preparation and consumer durables markets, we believe Prime Metals will complement RASCO's strengths," said John F. Rudin, RASCO's president and general manager. "This purchase allows us to broaden our quality processing and service capabilities, our customer base and the geographic scope of our operations."

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RA08-2694-AML